UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2011

Accelerated Acquisitions IV, Inc
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-53392	26-2517763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653
Email:  jwallin@amsadvisorsllc.com
nancy@gwsfs.com
tneher@accelvp.com

(Former name or former address, if changed since last report)

 (Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 22, 2011, Accelerated Acquisitions IV (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Synergistic Holdings, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software (“CareNav”) that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. This is accomplished through the proprietary technology, which identifies and measures the severity of high/low stratification of the sickness level based upon evidence-based clinical and medical rules and delivers best-of-breed tools to insurance companies, doctors, hospitals, and employers.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to CareNav and any additions thereto—although the License includes the Company’s right to utilize such additions.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying development and commercialization expenses related to  CareNav . In addition, the Company is required to fund certain specified expenses related to the deployment of CareNav as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the CareNav technology facilitated by any Licensed Products in their entirety or by giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.  The License Agreement attached as Exhibit 10.1.

Item 2.01    Completion of Acquisition or Disposition of Assets

On August 22, 2011, Accelerated Acquisitions IV (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Synergistic Holdings, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software (“CareNav”) that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers.

The Company acquired the CareNav technology rights from the Licensor, an intellectual property holding company based in Frankfort, Illinois controlled by Geoff Thompson and Nancy Thompson “the Thompsons”. Mr. John Wallin is the President and Chief Executive Officer of the Licensor and has been President, Chief Executive Officer (CEO) and director of the Company since June 13, 2011. The Licensor owns 17,000,000 shares of the Company’s outstanding common stock, representing an 83% ownership interest in the Company. Licensor purchased its shares in the Company on June 13, 2011 as disclosed in a Form 8-K filed on June 17, 2011. There were no other agreements between the Company and Synergistic Holdings, LLC prior to the Share Purchase Agreement entered into on June 13, 2011.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to June 13, 2011, controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 3,500,000 shares of the Company’s outstanding common stock, representing a 17% ownership interest in the Company (collectively, Synergistic Holdings, LLC and AVP own 100% of the Company as there are no other stockholders). Up to 2,250,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section below and as described in Exhibit 10.4 to the Current Report on Form 8-K filed on June 17, 2011.

Aside from the Licensor, AVP, Mr. Neher and the Licensor’s verbal agreement with CareNav Solutions , Inc. to transfer 300,000 shares of the Company owned by  Licensor’s and a verbal agreement with Voidical, Inc to transfer 4,250,000  shares of the Company owned by Licensor as part the technology Purchase Agreement though its wholly-owned subsidiary CareNav Acquisition, LLC on December 22, 2010.  The Licensor, CareNav Solution, Inc. and Voidical, Inc. agreed that the shares would be transferred at the time the Company engages in a form S-1 registration statement to be filed with the SEC. In addition, the Licensor agreed to vote to appoint two of Voidicle’s qualified designees to Accelera Innovation’s Board of Directors at the time of share transfer. Furthermore, In order for the Licensor to retain its rights, the Licensor must receive revenues or fund a minimum of $6 million in qualified development and commercialization expenses before the third anniversary of the Purchase Agreement (at least $1 million of which must be before the first anniversary of the  Agreement and at least $4 million of which must be before the second anniversary of the Purchase Agreement and at least $1 million of which must be before the third anniversary of the Purchase Agreement).No other parties have an interest related to the Share Purchase Agreement or the Licensing Transaction. The parties were introduced by direct contact from Synergistic Holdings, LLC to AVP.

Under the terms of the Licensing Agreement, the Company has agreed to pay the Licensor one percent (1%) of any royalties received if the Company grants any third parties royalty-bearing licenses to CareNav. In addition, the Company has agreed to pay Licensor a royalty of one quarter of one percent (0.25%) of all gross revenue resulting from use of the content or distribution platforms by the Company. In order to retain its rights, the Company must receive revenues or fund a minimum of $6 million in qualified development and commercialization expenses before the third anniversary of the Licensing Agreement (at least $1 million of which must be before the first anniversary of the Licensing Agreement and at least $4 million of which must be before the second anniversary of the Licensing Agreement and at least $1 million of which must be before the third anniversary of the Licensing Agreement)). There are additional customary commercialization requirements in the Licensing Agreement, and this description is qualified by the terms of the Licensing Agreement attached as Exhibit 10.1.

Item 5.06    Change in Shell Company Status.

Prior to the Company’s entry into the business of providing CareNav  as a Software-as-a-Service (SaaS) that is intended to improve the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. The Company intends to solves a number of immediate problems in the patient-centric market by significantly increasing patient compliance for physicians and hospitals without costly specialized hardware for insurance companies, doctors, hospitals, and employers through the execution of the License Agreement as described in Item 1.01 above, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into this agreement and undertaking efforts into the distribution of media content, we ceased to be a shell company.

None of the Company’s securities are registered for resale with the Securities and Exchange Commission. The outstanding shares of common stock may only be resold through registration under the Securities Act of 1933, or under an applicable exemption from registration

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Accelerated Acquisitions IV, Inc.”, “AAIV”, "we", "our", the "Company" and similar terms refer to Accelerated Acquisitions IV, Inc., a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception April 29, 2008, Accelerated Acquisitions IV, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On June 13, 2011, Synergistic Holdings, LLC (“Purchaser”) agreed to acquire 17,000,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Synergistic Holdings, LLC owned 93.15% of the Company’s 18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.85% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and John Wallin was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

On June 16, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 2,250,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

Milestone 1 –	Company’s right of repurchase will lapse with respect to 80% of the shares upon securing $5 million in available cash from funding;

Milestone 2 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

Milestone 3 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $50,000 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2 and $400,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $50,000 per month. The total cash compensation to be received by the consultant is not to exceed $1,200,000 unless AAIV receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On August 22, 2011, Accelerated Acquisitions IV (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Synergistic Holdings, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software (“CareNav”) that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. This is accomplished through the proprietary technology, which identifies and measures the severity of high/low stratification of the sickness level based upon evidence-based clinical and medical rules and delivers best-of-breed tools to insurance companies, doctors, hospitals, and employers.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to CareNav and any additions thereto—although the License includes the Company’s right to utilize such additions.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying development and commercialization expenses related to the CareNav. In addition, the Company is required to fund certain specified expenses related to the deployment of CareNav as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the CareNav technology facilitated by any Licensed Products in their entirety or by giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.  The License Agreement attached as Exhibit 10.1.

 OVERVIEW

The Company licensed all right to CareNav on which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. This is accomplished through the proprietary technology, which identifies and measures the severity of high/low stratification of the sickness level based upon evidence-based clinical and medical rules and delivers best-of-breed tools to insurance companies, doctors, hospitals, and employers.

Among individuals with chronic health conditions, simple lifestyle choices can greatly affect responsiveness to clinical care plans. Likewise, given the importance of self-management techniques in such patients, the delivery (availability/provision) of targeted, accurate information can significantly enhance the quality of care. Since patients with chronic conditions must rely on self-management efforts, arming these patients with as much information as possible can greatly impact the quality of care. An integrative healthcare approach is clearly recognized necessity component for optimal health promotion, disease prevention, and new treatments. The Company intends to offer proprietary Internet-based, technology that improves the functionality and performance of state-of-the-art healthcare services. We intend to offer a mature, developed product line Software-as-a-Service (SaaS) which solves a number of immediate problems in the patient-centric market by significantly increasing patient compliance for physicians and hospitals without costly specialized hardware to doctors, hospitals, insurance companies, and employers.

We intend to move clinical data and personal health information, which tends to be unavailable to patients, and allows it to be accessible to patients. This data, along with the CareNav tools will offer patients a method to make effective health decisions and follow clinical care plans. Using our underlying software architecture of TopNet Topical Network, complicated healthcare data can be effectively organized. This system is anticipated to deliver relevant information quickly and efficiently.  It makes use of a multi-dimensional data warehouse architecture that can ingest data formats into a well organized data structure designed specifically to communicate to our technology assets. It makes use of the Health Insurance Portability and Accountability Act (HIPAA) compliant security.

Healthcare data is safely and securely made available to patients. The CareNav proprietary toolset is geared towards the helping patients manage their own chronic health condition with the input of disparate clinical data from the healthcare system. The Company’s tools are intended to  interface with existing data housing: electronic medical records, insurance claims, biometric devices, legacy data warehouses, and other health information technology.

Every person is ultimately responsible for making decisions about his or her health. In response to the growing need for doctors and health care providers to facilitate patients to self-manage high impact, chronic disease conditions such as diabetes, asthma, coronary artery disease, hypertension, or arthritis, the Company intends to have  an integrated Personal Health Information Systems framework that allows the patient, in conjunction with the provider, to make effective decisions to improve clinical and functional satisfaction. In an effort to reduce rising health care cost associated to chronic conditions, it is necessary to have tools for managing patient care and for making office visits more efficient. Research has proven that any tools that help patients electronically report their vital signs & symptoms and encourages care & monitoring outside the inpatient setting will be part of the growing trend in healthcare information technology (HIT). The Obama administration, in the passage of the American Recovery and Reinvestment Act (ARRA) of 2009 as part of the stimulus package, promotes the usage of HIT to curb growing healthcare costs.

At the same time, the healthcare industry has focused on offering HIT tools to physicians but not the patient. The Company intends to leverage off of the electronic health record advances made in recent years and offer these tools to the patient population in the form of a personal health record and self-management tools. The system is anticipated to solve the consumer demand to have ready access of their own healthcare data.

The Company identifies patients with preventable, yet escalating associated costs, then directs intense online self-management services to improve the quality-of-life for the patient and deliver more effective health information. Patients are electronically triaged using the Center for Medicare and Medicaid (CMS) rule-set for disease management, as well as proprietary evidence-based disease management rules. These rules are based on clinical standards from major health organizations such as the American Diabetes Association and the American Heart Association. This allows providers, as well as patients, to monitor gaps in care through targeted interventions. The technology platform allows healthcare providers to anticipate patient care needs, motivate patient compliance, activate evidence-based standards of care, and improve efficiency.

CareNav links healthcare systems and evidence-based guidelines to identify gaps in care through proven state-of-the-art technology products which are in direct response to the growing need in the U.S. to curb healthcare costs and deliver patient-centric services. A summation of a patient's diagnoses, medications, test results, upcoming lab tests, and physician recommendations are indexed to the latest health content, delivers the right information at the right time. By licensing the Company’s  services, providers will see a measurable increase in profitability demonstrated through a lower no-show rates, increased meaningful patient visits, and lower administrative costs at a price point that is acceptable to physicians.

The Company intends to offer physicians, hospitals, and other health care providers, as well as insurance carriers and employer groups the ability to upload health care data such as diagnosis, prescribed medications, prescribed laboratory test, lab results, and patient behavioral information to the patient portal. We then triage that data faster than any other system in the industry by stratifying it and feeding it into our TopNet engine, which can be customized against any given clinical rule set, including ones that can be custom-defined from the client.

Outside of major health plan initiatives, the Company will be one of the few to offer patient-centric consumer tools directly from the physician office, hospital, and insurance company into the patient's home. This differentiated service of getting the timely healthcare data directly from the provider of that service and distributing it into an integrated care plan separates the Company from other personal information system providers such as WebMD, Phytel, McKesson, Alere, and Eclisys.

The benefits of our solutions for our customers include:

•	Brings chronic patients into office for previously “un-mined” visits - less time in the office, more billable visits

•	Lowers administration costs through less invasive call-back system - email alerts, text messages, online alerts

•	Measurable outcomes

•	Connects to ePrescribing services to take advantage of additional reimbursements

•	Delivers to patients the expectations similar to online banking - “Immediate Access”

•	Gives patients quality health tools without the large overhead

•	Requires no Electronic Medical Record (EMR) system

The Company will not be able to commercialize  its technology without additional capital, if we do not raise additional funds of at least $6 million for the advancement of its licensed technology over the next three years it will lose its rights to the technology. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek at an aggregate of $20,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $6,874,940 will be used for management, sales and marketing, $5,680,122 will be used for infrastructure and software fees and an estimated $4,417,978 will be spent on finance closing, legal, accounting, rent and other payables  leaving $3,026,960 in reserve for increased working capital.

It’s estimated the minimum amount of capital the company needs to raise over the next twelve months is $1 million to continue operations.  There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $20,000,000 estimated to be required.

Products

The Company intends to identify patients with preventable, yet escalating associated costs, then directs intense online self-management services to improve the quality-of-life for the patient and deliver more effective health information. This allows providers, as well as patients, to monitor gaps in care through targeted interventions. The technology platform allows healthcare providers to anticipate patient care needs, motivate patient compliance, activate evidence-based standards of care, and improve efficiency.

The Company  Intends to offer the following services:

CareLink

After Visit Summary:

A summation of a patient's diagnosis, prescribed medications, test results, upcoming lab tests and procedures, and physician recommendations indexed to the latest evidence-based health content which delivers the right information at the right time.

Personal Health Record (PHR):

Integrated and pre-populated electronic record which allows patients and providers to coordinate care. The PHR has the ability to be exported, in part or in its entirety, to a third party of the patient’s choosing.

Permission/Export:

This feature allows for the ability to allow family members or other healthcare professionals the ability to access a patient PHR, After Visit Summaries and supporting content. This access can be controlled by the patient to allow segmented access which can have time limits, diagnosis & Rx parameters, or healthcare encounter checkpoints.

Condition-based Self-management Module:

Patients are delivered via the web self-management modules in the following areas:

•	Diabetes
•	Chronic obstructive pulmonary disease (COPD)
•	Coronary artery disease (CAD)
•	Asthma
•	Maternity
•	Medication compliance
•	Weight management
•	Smoking cessation
•	Pain management
•	Depression

These online modules allow patients to follow their doctor-prescribed clinical care plan and identify behavioral gaps that reduce adherence to this care plan.

PathFinder Products

These products are geared towards healthcare providers such as doctors, nurses, and hospitals. The PathFinder products are designed to work in conjunction with the CareLink products and cannot stand alone.

PathFinder

Health Messaging
Two-way patient/provider compliance messaging that enables all parties to securely communicate concerning targeted healthcare behaviors in a configurable management tool.

•	Rx re-order
•	drug-to-drug interactions
•	lab result notification
•	upcoming lab test notification
•	appointment reminders
•	out-of-compliance reminders
•	behavioral notifications
•	motivation and goal information

CaseIt - Case identification and stratification technology

Healthcare data inputs are assimilated to identify the care plan gaps with a data triage engine. CaseIT serves as the central data hub to integrate evidence-based rules such as Healthcare Effectiveness Data and Information Set (HEDIS) CMS rules, American Diabetes Association, and American Heart Association standards. .

Our CareLink and PathFinder products are anchored in the consumer-facing technology people expect and demand in all facets of their lives – from actionable online banking to 24/7 management of investment portfolios using real-time information.

CareLink and PathFinder:

•	Establish connections between patient and caregiver through a fully secure two-way Patient Portal, including After Visit Summaries, patient messaging and plan adherence alerts
•	Create Personal Health Records (PHR) to help caregivers and patients alike better coordinate care plans while allowing patients better control of informati

•
Present relevant patient and care plan information in easy-to-understand onscreen and printable displays for patients and triaged formatting for caregivers The information are based on various medical codes including diagnosis (ICD9), medications (NDC), and testing (CPT4), as well as proprietary behavioral markers

•	Encourage patient behavior modifications and improved healthcare self-management through readily accessible information and two-way Q&A service (partnering with Healthwise)
•
Allow greater involvement by family members and commissioned third parties who both demand information and can play integral roles in ensuring care plan adherence and behavior change by providing access to PHRs and the patient portal

•	Improve office efficiencies by addressing easily automated tasks

Fully meet accepted standards for patient care and messaging, including Centers for Medicare & Medicaid Services (CMS) and standardized health information technology protocols (HL7), as well as the clinical standards of major health organizations such as the American Diabetes Association and the American Heart Association

Target Market Segment Strategy

In the current climate of managed care, technological advances, and multiple treatment breakthroughs, few doctors have the luxury of continuing to be all things to their patients. The demand on a healthcare practitioner's time, energy, and resources is at an all-time high. Doctors can no longer devote more than a few minutes at a time to each of their patients, and they simply cannot focus on the myriad of issues and details that affect their patients' lives, especially "lifestyle issues." This has left physicians in a mode of simply responding to and treating the presenting symptoms. These same healthcare providers are forced into a silo of practice that cannot take into consideration all of the influencing non-somatic issues that is driving the pathology of many chronic conditions. It has been clearly recognized that an integrative healthcare approach is necessary to accommodate health promotion, disease prevention, and new treatments. The use of healthcare data mining tools facilitates for healthcare providers the ability to serve information to those that need it, the patients, in a cheaper, faster, and more concise fashion.

Research shows that the simple choices that individuals make in their lifestyle, such as what to eat, how to respond to stress, whether or not to smoke cigarettes, how much to exercise, and the quality of an individual's relationship and social support, can have more positive benefit on the healthcare system than all the drugs and surgeries combined when it comes to the prevention or worsening of chronic medical conditions. Many in the healthcare industry support the value of using psychosocial measures in addition to medical interventions, instead of medical-only interventions, to help individuals change their behavior when there is the presence or risk of a chronic health condition.

As a result of this thinking, the landscape of healthcare within the United States is receptive to changes. While it is still in its infancy, this model of health and illness can revolutionize the approach to treating chronic care patients. Instead of the traditional medical model that is based on treating acute medical conditions, there is an emphasis to treat the most costly and preventable diseases: chronic conditions. Many of which can benefit from behavior change processes. To do so, it is necessary to employ a range of health practitioners, as well as health tools and interventions and integrate them into a system that serves the patient and all others representing the healthcare system.

Buying Patterns

Healthcare organizations have been earmarking funds to purchase service offerings such as CareNav’s. The U.S. government is also pushing down this path. The Bush Administration began a plan to ensure that most Americans have electronic health records within the next 10 years. The Obama administration has maintained this plan as well with the healthcare initiatives. The President believes that better health information technology is essential to his vision of a health care system that puts the needs and the values of the patient first and gives patients information they need to make clinical and economic decisions – in consultation with dedicated health care professionals.

Much of the knowledge transfer to the patients from the doctor gets lost between office visits which sparks poor patient adherence to doctors orders. For example, according to the American Heart Association, even when the proper drugs are prescribed at the time that patients with heart disease are discharged from the hospital, less than half of such patients take them consistently, reducing the lifesaving effect they could have in this at-risk population. Research indicates that drugs such as beta-blockers, drugs that lower cholesterol and other medication can extend the lives of patients with disease that affects their coronary arteries. Because coronary arteries nourish the heart muscle, they are critical in ensuring heart health. Taking drugs that reduce the action of disease that clogs these arteries can help people with heart disease live longer and make them less costly to manage. CareNav's patient portal not only identifies patients that are not compliant, it helps these patients to get back on track by addressing behavioral health barriers that effect medication adherence.

The electronic medical record software market offers to physicians a means to determine patient compliance but not a readily accessible means for patients to determine if they are compliant. The onus of the effort is still left in the hands of doctors and their office managers to actively manage these patients. It is worthy to note that EMR software has only a 10% penetration rate in physician practices but is growing at an exponential rate according to Healthcare Informatics (May, 2007). On the other hand, physicians are pushing towards more efficient practice management software packages as a means to curb costs but these services offer virtually no patient-integrated tools. This software focuses on the billing aspect of the doctor's office and little else.

Intellectual Property

We rely on a combination of copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights. These laws, procedures and restrictions provide only limited protection. We currently have no issued patents or pending patent applications. In the future, we may file patent applications, but patents may not be issued with respect to these patent applications, or if patents are issued, they may not provide us with any competitive advantages, may not be issued in a manner that gives us the protection that we seek and may be successfully challenged by third parties.

We endeavor to enter into agreements with our employees and contractors and with parties with whom we do business in order to limit access to and disclosure of our proprietary information. We cannot be certain that the steps we have taken will prevent unauthorized use or reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive with ours or that infringe on our intellectual property. The enforcement of our intellectual property rights also depends on any legal actions against these infringers being successful, but these actions may not be successful, even when our rights have been infringed.

Furthermore, effective patent, trademark, trade dress, copyright and trade secret protection may not be available in every country in which our solutions are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

Market Analysis Summary

While there are a number of companies focused on Personal Health Records that are backed by clinical data, there are no companies today that also incorporated a layer of disease management into an integrated tool that offers customized, personalized care plans and has in-depth reporting ability to providers. The Company intends on solving the problem of getting technical clinical data out of the healthcare system and makes it available to patients in a meaningful way so that they can manage their self-care. The vast majority of companies addressing lifestyle changes take on the guise of costly coaching in which a clinician reaches out to a patient. CareNav technology does not compete with these models.

The current market is expanding in the area of Personal Health Information Systems through partnering efforts with health plans and employer groups to feed archived health claims data into personal health records and identify potential disease management patients. Health plans such as Aetna, United Healthcare, and the Blue Cross Blue Shield organizations rely on claims data that can be 1 to 4 months old to make clinical decisions to incorporate a patient into their disease management efforts. For the newly diagnosed patient, this can lead to a large lag between information to the patient and a potential for rising health care costs associated with non-compliance. On the physician side of the equation, doctors are being increasingly pressured by managed care effects to decrease the amount of time spent with patients.

Much of the knowledge transfer to the patients from the doctor gets lost between office visits which sparks poor patient adherence to doctors orders. For example, according to the American Heart Association, even when the proper drugs are prescribed at the time that patients with heart disease are discharged from the hospital, less than half of such patients take them consistently, reducing the lifesaving effect they could have in this at-risk population. Research indicates that drugs such as beta-blockers, drugs that lower cholesterol and other medication can extend the lives of patients with disease that affects their coronary arteries. Because coronary arteries nourish the heart muscle, they are critical in ensuring heart health. Taking drugs that reduce the action of disease that clogs these arteries can help people with heart disease live longer and make them less costly to manage. CareNav's patient portal not only identifies patients that are not compliant, it helps these patients to get back on track by addressing behavioral health barriers that effect medication adherence.

The electronic medical record software market offers to physicians a means to determine patient compliance but not a readily accessible means for patients to determine if they are compliant. The onus of the effort is still left in the hands of doctors and their office managers to actively manage these patients. It is worthy to note that EMR software has only a 10% penetration rate in physician practices but is growing at an exponential rate according to Healthcare Informatics (May, 2007). On the other hand, physicians are pushing towards more efficient practice management software packages as a means to curb costs but these services offer virtually no patient-integrated tools. This software focuses on the billing aspect of the doctor's office and little else.

Outside of major health plan initiatives, CareNav technology will be one of the few to offer patient-centric, Internet-based consumer tools directly from the physician office. This differentiated service of getting the timely health care data directly from the provider of that service and distributing it into an integrated, personalized care plan separates CareNav from other web content providers. Instead of relying on archived claims information, CareNav takes the most up-to-date healthcare data available, triages it, and serves the most appropriate information to the patient which is recommended by the patient's physician. CareNav's physician tools services can "plug and play" with major EMR systems which include:

•	GE Centricity®

•	Lytec®

•	Meditech

•	Misys Vision™

•	Medical Manager™

•	NDCMedisoft™

•	IDX®, - Group Practice Management System (GPMS™)

•	Groupcast™

•	MedInformatix™

•	McKesson™ PracticePoint Manager™

•	Emdeon Intergy™

Health Plan Competitors

Kaiser Permanente has rolled out over the past 2 years an electronic medical record used by 100% of its physicians which offers a Patient Information Management System to all patients. It includes after visit summaries, patient messaging, and appointment scheduling. The system, while robust, is based only within the KP organization and is not portable for patients.

BlueCross/BlueShield Association has been rolling out personal health records with claims-history as the data feed since 2007. These products do not include integrated disease management services.

Electronic Medical Record Competitors

Overall, the major brands in the EMR space, McKesson, Emdeon, GE, Misys, NDC, & IDX focus on servicing the physician side of the equation and do not offer a robust patient tool set that allows patients and providers to connect in a meaningful way according to Healthcare Informatics (April, 2007).

Eclipsys is one of the leading EMR companies which offer large volumes of data generated by high-acuity care. They provide customized views so individual clinicians can find the data they need to make timely, accurate decisions. This service has limited patient view into the data. A recent step towards entering this space occurred when Eclipsys installed their EMR software at Sloan-Kettering Cancer Center to address the Joint Commission on Accreditation of healthcare Organizations (JCAHO) for hospital organizations to do a better job of patient supervision handoffs. But as of yet, the patient cannot see an online version of doctor recommended care.

Practice Management Competitors

Allscripts, eClinicalworks & Misys Health Care Systems focus their business on the practice side of the equation. Recently, these companies are bundling patient module which a patient logs onto the system to access patient data.

Recent Industry Developments

On February 17, 2009, President Barack Obama signed the American Recovery & Reinvestment Act (ARRA), otherwise known as the Stimulus Bill or Meaningful Use incentives, which provides financial incentives to physicians and hospitals that prove they have adopted and used Electronic Health Record (EHR) technology to improve both the quality and cost-effectiveness of patient care. Studies demonstrate that effective use of EHRs reduces medical errors, improves clinical quality and leads to better patient outcomes by enabling real-time access to patient records, medical information and best practices, and electronic connectivity to all healthcare stakeholders, including patients.

In addition to other components focused on economic stimulus, the ARRA law provides for what is expected to be almost $30 billion in funds supporting health information technology utilization. The total includes $2 billion in discretionary funds for supporting programs and an estimated $27 billion for incentives to be distributed through Medicare and Medicaid beginning in 2011 to ensure widespread adoption and use of interoperable healthcare IT systems, such as the EHR. Physicians who have not adopted certified EHR systems by 2014 will have their Medicare reimbursements reduced by up to 5 percent beginning in 2015. Hospitals that do not successfully demonstrate meaningful use in 2015 and beyond will have a payment adjustment in their Medicare reimbursement.

With the Meaningful Use incentives, the Centers for Medicare and Medicaid Services (CMS) will pay physicians up to $44,000 or $64,000 (depending which program they participate in) over five years, beginning in 2011, for deploying and using a certified EHR to care for patients. Hospital incentives under ARRA are tied to several factors but begin with a base payment of $2 million. The law is expected to ignite significant job growth in the information technology sector and, according to a Congressional Budget Office review of the law's impact, drive up to 90 percent of US physicians to adopt EHRs in the next decade.

 GOVERNMENT REGULATIONS

As a participant in the healthcare industry, our operations and relationships, and those of our customers, are regulated by a number of federal, state and local governmental entities. The impact of this regulation on us is direct, to the extent we are ourselves subject to these laws and regulations, and is also indirect in that, in a number of situations, even though we may not be directly regulated by specific healthcare laws and regulations, our products must be capable of being used by our customers in a manner that complies with those laws and regulations. Inability of our customers to do so could affect the marketability of our products or our compliance with our customer contracts, or even expose us to direct liability under the theory that we had assisted our customers in a violation of healthcare laws or regulations. Because our business relationships with physicians are unique and the healthcare technology industry as a whole is relatively young, the application of many state and federal regulations to our business operations and to our customers is uncertain. Indeed, there are federal and state fraud and abuse laws, including anti-kickback laws and limitations on physician referrals, and laws related to distribution and marketing, including off-label promotion of prescription drugs that may be directly or indirectly applicable to our operations and relationships or the business practices of our customers. It is possible that a review of our business practices or those of our customers by courts or regulatory authorities could result in a determination that could adversely affect us. In addition, the healthcare regulatory environment may change in a way that restricts our existing operations or our growth. The healthcare industry is expected to continue to undergo significant changes for the foreseeable future, which could have an adverse effect on our business, financial condition and results of operations. We cannot predict the effect of possible future legislation and regulation.

EMPLOYEES

We currently have four full time employees. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated December 31, 2010, our independent auditors stated that our financial statements for the period from inception April 29, 2008 through December 31, 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

 We were formed April 29, 2008 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

 The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

 We are a development stage company and are substantially dependent on a third party

The Company is a development stage Company and is currently substantially dependent upon technology licensed from Synergistic Holdings, LLC moreover, since demand for our Synergistic Holdings, LLC technology acquired has not, to the Company’s knowledge, been effectively addressed by others on a global basis, Management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate revenues in its target markets.

We have no profitable operating history and May Never Achieve Profitability

From inception (April 29, 2008) through December 31, 2010, the Company has an accumulated deficiency during the development stage of $17,639 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital

The Company will not be able to commercialize its technology without additional capital, if we do not raise additional funds of at least $6 million for the advancement of its licensed technology  over the next three years it will lose its rights to the technology. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek at an aggregate of $20,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $6,874,940 will be used for management, sales and marketing, $5,680,122 will be used for infrastructure and software fees and an estimated $4,417,978 will be spent on finance closing, legal, accounting, rent and other payables  leaving $3,026,960 in reserve for increased working capital.

 It’s estimated the minimum amount of capital the company needs to raise over the next twelve months is $1 million to continue operations.  There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $20,000,000 estimated to be required.

The Company’s Management and its advisors lack meaningful experience in the marketing of the Licensed Technology

In view of the fact that the marketing of the Company’s licensed technology the technology is new and there are no known comparable models in the market, the Company lacks the specific experience to implement its Business Plan.  While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company’s implementation of its Business Plan and prospects for growth and ultimate success.

Dependence on our Management, without whose services Company business operations could cease.

 At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, three officers devote their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff.  With only three fulltime devoted officers and directors the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without a full-time devoted management team, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership.

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2010. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

 We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for technology could cause a reduction in our sales and the Company could face a situation where it never achieve sales and thereby be forced to cease operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with three full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of August 22, 2011, 20,500,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors.  We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

The Company’s stock has not been approved for trading on the OTCBB or any other exchange and the Company has not contacted any market makers about applying on behalf of the Company. Therefore, there has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common

 Our common stock is subject to the Penny Stock Regulations

Once it commences trading (if ever) our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no “market price” and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR INDUSTRY

If physicians and hospitals do not accept our products and services, or delay in deciding whether to purchase our products and services, our business, financial condition and results of operations will be adversely affected.

Our business model depends on our ability to sell our products and services. Acceptance of our products and services requires physicians and hospitals to adopt different behavior patterns and new methods of conducting business and exchanging information. We cannot assure you that physicians and hospitals will integrate our products and services into their workflow or that participate in the healthcare market will accept our products and services as a replacement for traditional methods of conducting healthcare transactions. Achieving market acceptance for our products and services will require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by participants in the healthcare industry. If we fail to achieve broad acceptance of our products and services by physicians, hospitals and other healthcare industry participants or if we fail to position our services as a preferred method for information management and healthcare delivery, our business, financial condition and results of operations will be adversely affected.

We may not see the benefits of government programs initiated to accelerate the adoption and utilization of health information technology and to counter the effects of the current economic situation.

While government programs have been initiated to improve the efficiency and quality of the healthcare sector and also counter the effects of the current economic situation, including expenditures to stimulate business and accelerate the adoption and utilization of health care technology, we cannot assure you that we will receive any of those funds. For example, the passage of the Health Information Technology for Economic and Clinical Health Act, or HITECH, under the American Recovery and Reinvestment Act of 2009 (ARRA) authorizes what is expected to be up to almost $30 billion in expenditures, including discretionary funding, to further adoption of electronic health records. Although we believe that our service offerings will meet the requirements of the HITECH Act in order for our clients to qualify for financial incentives for implementing and using our services, there can be no certainty that any of the planned financial incentives, if made, will be made in regard to our services. We also cannot predict the speed at which physicians will adopt electronic health record systems in response to such government incentives, whether physicians will select our products and services or whether physicians will implement an electronic health record system at all. Any delay in the purchase and implementation of electronic health records systems by physicians in response to government programs, or the failure of physicians to purchase an electronic health record system, could have an adverse effect on our business, financial condition and results of operations. It is also possible that Congress will repeal or not fund HITECH or otherwise amend it in a manner that would be unfavorable to our business.

Our failure to compete successfully could cause our revenue or market share to decline.

The market for our products and services is intensely competitive and is characterized by rapidly evolving technology and product standards, technology and user needs and the frequent introduction of new products and services. Some of our competitors may be more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than us. Moreover, we expect that competition will continue to increase as a result of potential incentives provided by the Stimulus and consolidation in both the information technology and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. We compete on the basis of several factors, including:

•	breadth and depth of services;

•	reputation;

•	reliability, accuracy and security;

•	client service;

•	price; and

•	industry expertise and experience.

Our principal existing competitors in the physician healthcare information systems and services market include Aprima Medical Software (formerly iMedica Corporation), athenahealth Inc., Cerner Corporation, eClinicalWorks Inc., Emdeon Business Services LLC, Epic Systems Corporation, General Electric Company, McKesson Corporation, Quality Systems, Inc., Sage Software, Inc., The Trizetto Group, Inc., and Wellsoft Corporation.

Our principal existing competitors in the hospital and post-acute healthcare information systems and services market include Cerner Corporation, eDischarge, Epic Systems Corporation, General Electric Company, Maxsys Ltd., McKesson Corporation, MedHost, Meditech, Midas+, Picis, ProviderLink, Quadramed, Siemens AG and WellSoft.

There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially adversely affect our business, financial condition and results of operations.

It is difficult to predict the sales cycle and implementation schedule for our software solutions.

The duration of the sales cycle and implementation schedule for our software solutions depends on a number of factors, including the nature and size of the potential customer and the extent of the commitment being made by the potential customer, which is difficult to predict. Our sales and marketing efforts with respect to hospitals and large health organizations generally involve a lengthy sales cycle due to these organizations' complex decision-making processes. Additionally, in light of increased government involvement in healthcare, and related changes in the operating environment for healthcare organizations, our  potential customers may react by curtailing or deferring investments, including those for our services. If potential customers take longer than we expect to decide whether to purchase our solutions, our selling expenses could increase and our revenues could decrease, which could harm our business, financial condition and results of operations. If customers take longer than we expect to implement our solutions, our recognition of related revenue would be delayed, which would adversely affect our business, financial condition and results of operations.

Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our customers' requirements.

We will need to expand our operations if we successfully achieve market acceptance for our products and services. We cannot be certain that our systems, procedures, controls and existing space will be adequate to support expansion of our operations. Our future operating results will depend on the ability of our officers and key employees to manage changing business conditions and to implement and improve our technical, administrative, financial control and reporting systems. We may not be able to expand and upgrade our systems and infrastructure to accommodate these increases. Difficulties in managing any future growth could have a significant negative impact on our business, financial condition and results of operations because we may incur unexpected expenses and be unable to meet our customers' requirements.

Competition for our employees could be intense, and we may not be able to attract and retain the highly skilled employees we need to support our business.

Our ability to provide high-quality services to our clients depends in large part upon our employees' experience and expertise. We must attract and retain highly qualified personnel with a deep understanding of the healthcare and health information technology industries. We compete with a number of companies for experienced personnel and many of these companies, including clients and competitors, have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to clients and competitors who may seek to recruit them and increases the costs of replacing them. If we fail to retain our employees, the quality of our services could diminish, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully introduce new products or services or fail to keep pace with advances in technology, our business, financial condition and results of operations will be adversely affected.

The successful implementation of our business model depends on our ability to adapt to evolving technologies and increasingly aggressive industry standards and introduce new products and services accordingly. We cannot assure you that we will be able to introduce new products on schedule, or at all, or that such products will achieve market acceptance. Moreover, competitors may develop competitive products that could adversely affect our results of operations. A failure by us to introduce planned products or other new products or to introduce these products on schedule could have an adverse effect on our business, financial condition and results of operations.

If we cannot adapt to changing technologies, our products and services may become obsolete, and our business could suffer. Because the health information technology market is characterized by rapid technological change, we may be unable to anticipate changes in our current and potential customers' requirements that could make our existing technology obsolete. Our success will depend, in part, on our ability to continue to enhance our existing products and services, develop new technology that addresses the increasingly sophisticated and varied needs of our prospective customers, license leading technologies and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our proprietary technology to evolving customer requirements or emerging industry standards, and, as a result, our business could suffer.

Our business depends in part on and will continue to depend in part on our ability to establish and maintain additional strategic relationships.

To be successful, we must establish strategic relationships with leaders in a number of healthcare and health information technology industry segments. This is critical to our success because we believe that these relationships contribute towards our ability to:

•	extend the reach of our products and services to a larger number of physicians and hospitals and to other participants in the healthcare industry;

•	develop and deploy new products and services;

•	further enhance the Allscripts brand; and

•	generate additional revenue and cash flows.

Entering into strategic relationships is complicated because strategic partners may decide to compete with us in some or all of our markets. In addition, we may not be able to maintain or establish relationships with key participants in the healthcare industry if we conduct business with their competitors. We will depend, in part, on our strategic partners' ability to generate increased acceptance and use of our products and services. If we fail to establish additional relationships, or if our strategic relationships fail to benefit us as expected, we may not be able to execute our business plan, and our business, financial condition and results of operations may suffer.

Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of indebtedness and increased amortization expense.

Future acquisitions may result in dilutive issuances of equity securities, the incurrence of debt, the assumption of known and unknown liabilities, the write off of software development costs and the amortization of expenses related to intangible assets, all of which could have an adverse effect on our business, financial condition and results of operations.

If our products fail to perform properly due to errors or similar problems, our business could suffer.

Complex software, such as ours, often contains defects or errors, some of which may remain undetected for a period of time. It is possible that such errors may be found after the introduction of new software or enhancements to existing software. We continually introduce new solutions and enhancements to our solutions, and, despite testing by us, it is possible that errors may occur in our software. If we detect any errors before we introduce a solution, we might have to delay deployment for an extended period of time while we address the problem. If we do not discover software errors that affect our new or current solutions or enhancements until after they are deployed, we would need to provide enhancements to correct such errors. Errors in our software could result in:

•	harm to our reputation;

•	lost sales;

•	delays in commercial releases;

•	product liability claims;

•	delays in or loss of market acceptance of our solutions;

•	license terminations or renegotiations; and

•	unexpected expenses and diversion of resources to remedy errors.

Furthermore, our customers might use our software together with products from other companies or those that they have developed internally. As a result, when problems occur, it might be difficult to identify the source of the problem. Even when our software does not cause these problems, the existence of these errors might cause us to incur significant costs, divert the attention of our technical personnel from our solution development efforts, impact our reputation and cause significant customer relations problems.

Our business depends on our intellectual property rights, and if we are unable to protect them, our competitive position may suffer.

Our business plan is predicated on our proprietary systems and technology products. Accordingly, protecting our intellectual property rights is critical to our continued success and our ability to maintain our competitive position. In addition to existing trademark, trade secret and copyright law, we protect our proprietary rights through confidentiality agreements and technical measures. We generally do not have any patents on our technology. We generally enter into non-disclosure agreements with our employees and consultants and limit access to our trade secrets and technology. Nonetheless, in some instances, third parties may have access to source-code versions of software. Furthermore, our use and distribution of open source software and modules in connection with our business also presents risks. Open source commonly refers to software whose source code is subject to a license allowing it to be modified, combined with other software and redistributed, subject to restrictions set forth in the license. We cannot be certain that, under the terms of those licenses, our software will not become publicly available or that we will be found to be in material compliance with such agreements. We cannot assure you that the steps we have taken have and will continue to prevent misappropriation of our technology and misappropriations of our intellectual property have occurred in the past. Misappropriation of our intellectual property could have an adverse effect on our competitive position. In addition, we may have to engage in litigation in the future to enforce or protect our intellectual property rights or to defend against claims of infringement, misappropriation or other violations of third-party intellectual property rights. We may incur substantial costs and the diversion of management's time and attention as a result and an adverse decision could have a negative impact on our business.

If we are deemed to infringe, misappropriate or violate the proprietary rights of third parties, we could incur unanticipated expense and be prevented from providing our products and services.

We are and may continue to be subject to intellectual property infringement, misappropriation or other intellectual property violation claims as our applications' functionality overlaps with competitive products and third parties may claim that we do not own or have rights to use all intellectual property rights used in the conduct of our business. We do not believe that we have infringed or are infringing on any valid or enforceable proprietary rights of third parties. However, claims are occasionally asserted against us, and we cannot assure you that infringement, misappropriation or claims alleging intellectual property violations will not be asserted against us in the future. Also, we cannot assure you that any such claims will be unsuccessful. We could incur substantial costs and diversion of management resources defending any such claims. Furthermore, a party making a claim against us could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief that could effectively block our ability to provide products or services. In addition, we cannot assure you that licenses for any intellectual property of third parties that might be required for our products or services will be available on commercially reasonable terms, or at all. Such claims also might require indemnification of our clients at significant expense.

If our content and service providers fail to perform adequately, or to comply with laws, regulations or contractual covenants, our reputation and our business, financial condition and results of operations could be adversely affected.

We will depend on independent content and service providers for communications and information services and for many of the benefits we provide through our software applications and services, including the maintenance of managed care pharmacy guidelines, drug interaction reviews, the routing of transaction data to third-party payers and the hosting of our applications. Our ability to rely on these services could be impaired as a result of the failure of such providers to comply with applicable laws, regulations and contractual covenants, or as a result of events affecting such providers, such as power loss, telecommunication failures, software or hardware errors, computer viruses and similar disruptive problems, fire, flood and natural disasters. Any such failure or event could adversely affect our relationships with our customers and damage our reputation. This would adversely affect our business, financial condition and results of operations. In addition, we may have no means of replacing content or services on a timely basis or at all if they are inadequate or in the event of a service interruption or failure.

We also rely on independent content providers for the majority of the clinical, educational and other healthcare information that we provide. In addition, we depend on our content providers to deliver high quality content from reliable sources and to continually upgrade their content in response to demand and evolving healthcare industry trends. If these parties fail to develop and maintain high quality, attractive content, the value of our brand and our business, financial condition and results of operations could be impaired.

We may be liable for use of content we provide.

We intend to provide content for use by healthcare providers in treating patients. Third-party contractors provide us with most of this content. If this content is incorrect or incomplete, adverse consequences, including death, may occur and give rise to product liability and other claims against us. In addition, certain of our solutions provide applications that relate to patient clinical information, and a court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third party site that a consumer accesses through our websites, exposes us to personal injury liability, or other liability for wrongful delivery or handling of healthcare services or erroneous health information. While we intend to have product liability insurance coverage in an amount that we believe is sufficient for our business, we cannot assure you that this coverage will prove to be adequate or will continue to be available on acceptable terms, if at all. A claim brought against us that is uninsured or under-insured could harm our business, financial condition and results of operations. Even unsuccessful claims could result in substantial costs and diversion of management resources.

If our security is breached, we could be subject to liability, and customers could be deterred from using our services.

Our business relies on electronic transmission of confidential patient and other information. We believe that any well-publicized compromise of our network security or a misappropriation of patient information or other data would adversely affect our reputation and would require us to devote significant financial and other resources to alleviate such problems. In addition, our existing or potential customers could be deterred from using our products and services, and we could be subject to liability and regulatory action. We could face financial loss, litigation and other liabilities to the extent that our activities or the activities of third-party contractors involve the storage and transmission of confidential information, such as patient records or credit information.

If we are forced to reduce our prices, our business, financial condition and results of operations could suffer.

We may be subject to pricing pressures with respect to our future sales arising from various sources, including practices of managed care organizations, group purchasing arrangements made through government programs such as the Regional Extension Centers, and government action affecting reimbursement levels affecting physicians, hospitals, home health professionals or any combination thereof under Medicare, Medicaid and other government health programs. Our customers and the other entities with which we have a business relationship are affected by changes in statutes, regulations and limitations in governmental spending for Medicare, Medicaid and other programs. Recent government actions and future legislative and administrative changes could limit government spending for the Medicare and Medicaid programs, limit payments to hospitals and other providers, increase emphasis on competition, impose price controls, initiate new and expanded value-based reimbursement programs and create other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. If our pricing experiences significant downward pressure, our business will be less profitable and our results of operations would be adversely affected. In addition, because cash from sales will fund some of our working capital requirements, reduced profitability could require us to raise additional capital sooner than we would otherwise need.

Our failure to license and integrate third-party technologies could harm our business.

We depend upon licenses for some of the technology used in our solutions from third-party vendors, and intend to continue licensing technologies from third parties. These technologies might not continue to be available to us on commercially reasonable terms or at all.

Most of these licenses can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time. Our inability to obtain, maintain or comply with any of these licenses could delay development until equivalent technology can be identified, licensed and integrated, which would harm our business, financial condition and results of operations.

Most of our third-party licenses will be non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses and use the technology to compete directly with us. Our use of third-party technologies exposes us to increased risks, including, but not limited to, risks associated with the integration of new technology into our solutions, the diversion of our resources from development of our own proprietary technology and our inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs. In addition, if our vendors choose to discontinue support of the licensed technology in the future or are unsuccessful in their continued research and development efforts, we might not be able to modify or adapt our own solutions.

The Health Information Technology for Economic and Clinical Health Act (HITECH) is resulting in new business imperatives, and failure to provide our clients with health information technology systems that are "certified" under HITECH could result in breach of some client obligations and put us at a competitive disadvantage.

HITECH, which is part of the American Recovery and Reinvestment Act of 2009 (ARRA), provides financial incentives for hospitals and doctors that demonstrate that they are "meaningful electronic health record users," and mandates use of health information technology systems that are "certified" according to technical standards developed under the supervision of the Secretary of the Department of Health and Human Services. HITECH also imposes certain requirements upon governmental agencies to use, and requires health care providers, health plans, and insurers contracting with such agencies to use, systems that are certified according to such standards. HITECH can adversely affect our business in at least three ways. First, we have invested and continue to invest in conforming our applicable clinical software to these standards and further significant investment will be required as certification standards evolve (the full Stage 2 requirements, for instance, are still in their early stages). Second, recently signed customers and new client prospects are requiring us to agree that our software will be certified according to applicable HITECH technical standards so that, assuming clients properly use the electronic health record software and satisfy the "meaningful use" and other requirements of HITECH, they will qualify for available incentive payments. We plan to meet these requirements as part of our normal software maintenance obligations, and failure to comply could result in costly contract breach and jeopardize our relationships with clients who are relying upon us to provide certified software. Third, if for some reason we are not able to comply with these HITECH standards in a timely fashion after their issuance, our offerings will be at a severe competitive disadvantage in the market to the offerings of other electronic health record vendors who have complied.

Changes in interoperability standards applicable to our software could require us to incur substantial additional development costs.

Our potential clients and the industry leaders enacting regulatory requirements are concerned with and often require that our software solutions and healthcare devices be interoperable with other third party health IT suppliers. Market forces or governmental/regulatory authorities could create software interoperability standards that would apply to our solutions, and if our software solutions and/or healthcare devices are not consistent with those standards, we could be forced to incur substantial additional development costs. The Certification Commission for Health Information Technology (CCHIT) has developed a comprehensive set of criteria for the functionality, interoperability and security of various software modules in the health IT industry. CCHIT, however, continues to modify and refine those standards. Achieving CCHIT certification is becoming a competitive requirement, resulting in increased software development and administrative expense to conform to these requirements. These standards and specifications, once finalized, will be subject to interpretation by the entities designated to certify such technology. We will incur increased development costs in delivering solutions if we need to upgrade our software and healthcare devices to be in compliance with these varying and evolving standards, and delays may result in connection therewith. If our software solutions and healthcare devices are not consistent with these evolving standards, our market position and sales could be impaired and we may have to invest significantly in changes to our software solutions and healthcare devices, although we do not expect such costs to be significant in relation to the overall development costs for our solutions.

We are subject to a number of existing laws, regulations and industry initiatives, non-compliance with certain of which could materially adversely affect our operations or otherwise adversely affect our business, financial condition and results of operations, and we are susceptible to a changing regulatory environment.

As a participant in the healthcare industry, our operations and relationships, and those of our customers, are regulated by a number of federal, state and local governmental entities. The impact of this regulation on us is direct, to the extent we are ourselves subject to these laws and regulations, and is also indirect in that, in a number of situations, even though we may not be directly regulated by specific healthcare laws and regulations, our products must be capable of being used by our customers in a manner that complies with those laws and regulations. Inability of our customers to do so could affect the marketability of our products or our compliance with our customer contracts, or even expose us to direct liability under the theory that we had assisted our customers in a violation of healthcare laws or regulations. Because our business relationships with physicians are unique and the healthcare technology industry as a whole is relatively young, the application of many state and federal regulations to our business operations and to our customers is uncertain. Indeed, there are federal and state fraud and abuse laws, including anti-kickback laws and limitations on physician referrals, and laws related to distribution and marketing, including off-label promotion of prescription drugs that may be directly or indirectly applicable to our operations and relationships or the business practices of our customers. It is possible that a review of our business practices or those of our customers by courts or regulatory authorities could result in a determination that could adversely affect us. In addition, the healthcare regulatory environment may change in a way that restricts our existing operations or our growth. The healthcare industry is expected to continue to undergo significant changes for the foreseeable future, which could have an adverse effect on our business, financial condition and results of operations. We cannot predict the effect of possible future legislation and regulation.

Specific risks include, but are not limited to, risks relating to:

Patient Information. As part of the operation of our business, our customers provide to us patient-identifiable medical information related to the prescription drugs that they prescribe and other aspects of patient treatment. Government and industry legislation and rulemaking, especially HIPAA, HITECH and standards and requirements published by industry groups such as the Joint Commission on Accreditation of Healthcare Organizations, require the use of standard transactions, standard identifiers, security and other standards and requirements for the transmission of certain electronic health information.

National standards and procedures under HIPAA include the "Standards for Electronic Transactions and Code Sets" (the Transaction Standards); the "Security Standards" (the Security Standards); and the "Standards for Privacy of Individually Identifiable Health Information" (the Privacy Standards). The Transaction Standards require the use of specified data coding, formatting and content in all specified "Health Care Transactions" conducted electronically. The Security Standards require the adoption of specified types of security for certain patient identifiable health information (called Protected Health Information). The Privacy Standards grant a number of rights to individuals as to their Protected Health Information and restrict the use and disclosure of Protected Health Information by Covered Entities, defined as "health plans," "health care providers, "and "health care clearinghouses." We have reviewed our activities and believe that we are a Covered Entity to the extent that we maintain a "group health plan" for the benefit of our employees. We have taken steps we believe to be appropriate and required to bring our group health plan into compliance with HIPAA and HITECH. For our operating functions, we believe that we are a hybrid entity, with both covered and non-covered functions under HIPAA. The Payerpath portion of our business qualifies as a health care clearinghouse when it files electronic health care claims on behalf of health care providers that are subject to HIPAA and HITECH and we have instituted policies and procedures to comply with HIPAA and HITECH in that role. With respect to our other business functions, we do not believe we are a Covered Entity as a health care provider or as a health care clearinghouse; however, the definition of a health care clearinghouse is broad and we cannot offer any assurance that we could not be considered a health care clearinghouse under HIPAA or that, if we are determined to be a healthcare clearinghouse, the consequences would not be adverse to our business, financial condition and results of operations. In addition, certain provisions of the Privacy and Security Standards apply to third parties that create, access, or receive Protected Health Information in order to perform a function or activity on behalf of a Covered Entity. Such third parties are called "Business Associates." Covered Entities must have a written "Business Associate Agreement" with such third parties, containing specified written satisfactory assurances, consistent with the Privacy and Security Standards and HITECH and its implementing regulations, that the third party will safeguard Protected Health Information that it creates or accesses and will fulfill other material obligations. Most of our customers are Covered Entities, and we function in many of our relationships as a Business Associate of those customers. We would face liability under our Business Associate Agreements and HIPAA and HITECH if we do not comply with our Business Associate obligations and applicable provisions of the Privacy and Security Standards and HITECH and its implementing regulations. The penalties for a violation of HIPAA or HITECH are significant and could have an adverse impact upon our business, financial condition and results of operations, if such penalties ever were imposed. Additionally, Covered Entities that are providers are required to adopt a unique standard National Provider Identifier, or NPI, for use in filing and processing health care claims and other transactions. Subject to the discussion set forth above, we believe that the principal effects of HIPAA are, first, to require that our systems be capable of being operated by us and our customers in a manner that is compliant with the various HIPAA standards and, second, to require us to enter into and comply with Business Associate Agreements with our Covered Entity customers.

For most Covered Entities, the deadlines for compliance with the Privacy Standards and the Transaction Standards occurred in 2003. Covered Entities, with the exception of small health plans (as that term is defined by the Privacy Standards), were required to be in compliance with the Security Standards by April 20, 2005 and to use NPIs in standard transactions no later than the compliance dates, which was May 23, 2007, for all but small health plans, and May 23, 2008 for small health plans. We have policies and procedures that we believe comply with federal and state confidentiality requirements for the handling of Protected Health Information that we receive and with our obligations under Business Associate Agreements. In particular, we believe that our systems and products are capable of being used by or for our customers in compliance with the Transaction Standards and Security Standards and are capable of being used by or for our customers in compliance with the NPI requirements. If, however, we do not follow those procedures and policies, or they are not sufficient to prevent the unauthorized disclosure of Protected Health Information, we could be subject to civil and/or criminal liability, fines and lawsuits, termination of our customer contracts or our operations could be shut down. Moreover, because all HIPAA Standards and HITECH implementing regulations and guidance are subject to change or interpretation, we cannot predict the full future impact of HIPAA or HITECH on our business and operations. In the event that the HIPAA or HITECH standards and compliance requirements change or are interpreted in a way that requires any material change to the way in which we do business, our business, financial condition and results of operations could be adversely affected. Additionally, certain state laws are not preempted by HIPAA and HITECH and may impose independent obligations upon our customers or us. Additional legislation governing the acquisition, storage and transmission or other dissemination of health record information and other personal information, including social security numbers, has been proposed at the state level. There can be no assurance that changes to state or federal laws will not materially restrict the ability of providers to submit information from patient records using our products and services.

Electronic Prescribing. The use of our software by physicians to perform a variety of functions, including electronic prescribing (ePrescribing), which refers to the electronic routing of prescriptions to pharmacies and the ensuing dispensation, is governed by state and federal law, including fraud and abuse laws. States have differing prescription format requirements, which we have programmed into our software. Many existing laws and regulations, when enacted, did not anticipate methods of e-commerce now being developed. While federal law and the laws of many states permit the electronic transmission of certain prescription orders, the laws of several states neither specifically permit nor specifically prohibit the practice. Restrictions exist at the Federal level, however, on the use of ePrescribing for controlled substances and certain other drugs, including a new regulation enacted by the Drug Enforcement Association (DEA) in mid-2010. Given the rapid growth of electronic transactions in healthcare, and particularly the growth of the Internet, we expect many additional states to directly address these areas with regulation in the near future. In addition, on November 7, 2005, the Department of Health and Human Services published its final "E-Prescribing and the Prescription Drug Program" regulations (E-Prescribing Regulations). These regulations are required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MMA) and became effective beginning on January 1, 2006. The E-Prescribing Regulations consist of detailed standards and requirements, in addition to the HIPAA Standard discussed above, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA's Prescription Drug Benefit. These standards cover not only transactions between prescribers and dispensers for prescriptions but also electronic eligibility and benefits inquiries and drug formulary and benefit coverage information. The standards apply to prescription drug plans participating in the MMA's Prescription Drug Benefit. Other rules governing ePrescribing apply to other areas of Medicare and to Medicaid. The Medicare Improvements for Patients and Providers Act of 2008 (MIPPA) authorized a new and separate incentive program for individual eligible professionals who are successful electronic prescribers as defined by MIPPA. This incentive program is separate from and is in addition to the quality reporting incentive program authorized by Division B of the Tax Relief and Health Care Act of 2006—Medicare Improvements and Extension Act of 2006 and which is known as the Physician Quality Reporting Initiative (PQRI). Eligible professionals do not need to participate in PQRI to participate in the ePrescribing Incentive Program, and both programs remain in effect in 2011 assuming compliance with certain requirements. To the extent that these new initiatives and regulations foster the accelerated adoption of ePrescribing and the Company is in the ePrescribing space, our business benefits from these incentive programs. But, HITECH is the most prominent incentive program since its passage, reducing the impact the MIPPA and PQRA programs have in spurring greater adoption of ePrescribing or other health information technology. Moreover, regulations in this area impose certain requirements which can be burdensome and evolve regularly, meaning that any potential benefits may be reversed by a newly-promulgated regulation that adversely affects our business model. Aspects of our clinical products could be affected by such regulation because of the need of our customers to comply, as discussed above. Compliance with these regulations could be burdensome, time-consuming and expensive. We also are subject, as discussed above, to future legislation and regulations concerning the development and marketing of healthcare software systems or requirements related to product functionality. These could increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable.

Electronic Health Records. A number of important federal and state laws govern the use and content of electronic health record systems, including fraud and abuse laws that may affect the donation of such technology. As a company that provides electronic health record systems to a variety of providers of healthcare, our systems and services must be designed in a manner that facilitates our customers' compliance with these laws. Because this is a topic of increasing state and federal regulation, we continue to monitor legislative and regulatory developments that might affect our business practices as they relate to electronic health record systems, revenue cycle management systems, ePrescribing and others. We cannot predict the content or effect of possible future regulation on our business practices.

Claims Transmission. Our system could electronically transmits claims for prescription medications dispensed by physicians to patients' payers for immediate approval and reimbursement. Federal law provides that it is both a civil and a criminal violation for any person to submit, or cause to be submitted, a claim to any payer, including, without limitation, Medicare, Medicaid and all private health plans and managed care plans, seeking payment for any services or products that overbills or bills for items that have not been provided to the patient. We intend to have in place policies and procedures that we believe assure that all claims that are transmitted by our system are accurate and complete, provided that the information given to us by our customers is also accurate and complete. If, however, we do not follow those procedures and policies, or they are not sufficient to prevent inaccurate claims from being submitted, we could be subject to liability. As discussed above, the HIPAA Transaction Standards and the HIPAA Security Standards also affect our claims transmission services, since those services must be structured and provided in a way that supports our customers' HIPAA compliance obligations. Furthermore, to the extent that there is some type of security breach, it could have a material adverse effect on our business.

Medical Devices. Certain computer software products are regulated as medical devices under the Federal Food, Drug, and Cosmetic Act. On February 15, 2011, the U.S. Food and Drug Administration (FDA) issued a final rule classifying Medical Device Data Systems from Class III to Class I medical devices under the Federal Food, Drug, and Cosmetic Act. We will evaluate what effect, if any, the rule has on our products. To the extent that any of our products meet the definition of a Medical Device Data System, we, as a manufacturer of such products, would be required to register and list our products with the FDA. In addition, Medical Device Data System products would be subject to the Federal Food, Drug, and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse event reporting. The FDA can impose extensive requirements governing product design controls and quality assurance processes. Failure to comply with FDA requirements can result in criminal and civil fines and penalties, product seizure, injunction, and civil monetary policies—each of which could have an adverse effect on our business. The FDA may become increasingly active in regulating computer software intended for use in healthcare settings. Depending on the product, we could be required to notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products or obtain FDA approval by demonstrating safety and effectiveness before marketing a product. Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness or substantial equivalence. If the FDA requires these data, we could be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls. The FDA can impose extensive requirements governing pre- and post-market conditions like approval, labeling and manufacturing.

Additionally, recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) ("PPACA") and The Health Care and Education Reconciliation Act of 2010 (H.R. 4872) (the "Reconciliation Act"), which amends the PPACA (collectively the "Health Reform Laws"), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact us and our customers. Some of these provisions may have a positive impact by implementing reimbursement programs that reward providers for patient-centered, health IT-dependent activities (e.g., Accountable Care Organizations), for example, while others, such as reductions in reimbursement for certain types of providers, may have a negative impact due to fewer available resources. Increases in fraud and abuse penalties may also adversely affect participants in the health care sector, including us.

Increased government involvement in healthcare could adversely affect our business.

U.S. healthcare system reform at both the federal and state level, could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our customers and the other entities with which we have a business relationship. We cannot predict whether or when future healthcare reform initiatives at the federal or state level or other initiatives affecting our business will be proposed, enacted or implemented or what impact those initiatives may have on our business, financial condition or results of operations. Our customers and the other entities with which we have a business relationship could react to these initiatives and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services. Additionally, the government has signaled increased enforcement activity targeting healthcare fraud and abuse, which could adversely impact our business, either directly or indirectly. To the extent that our customers, most of whom are providers, may be affected by this increased enforcement environment, our business could correspondingly be affected. Additionally, government regulation could alter the clinical workflow of physicians, hospitals and other healthcare participants, thereby limiting the utility of our products and services to existing and potential customers and curtailing broad acceptance of our products and services. Further examples of government involvement could include requiring the standardization of technology relating to electronic health records, providing customers with incentives to adopt electronic health record solutions or developing a low-cost government sponsored electronic health record solution, such as the VistA-Office electronic health record. Additionally, certain safe harbors to the federal Anti-Kickback Statute and corresponding exceptions to the federal Stark law may alter the competitive landscape. These safe harbors and exceptions are intended to accelerate the adoption of electronic prescription systems and electronic health records systems, and therefore provide new and attractive opportunities for us to work with hospitals and other donors who wish to provide our solutions to physicians. At the same time, such safe harbors and exceptions may result in increased competition from providers of acute electronic health record solutions, whose hospital customers may seek to donate their existing acute electronic health record solutions to physicians for use in ambulatory settings.

If the electronic healthcare information market fails to develop as quickly as expected, our business, financial condition and results of operations will be adversely affected.

The electronic healthcare information market is in the early stages of development and is rapidly evolving. A number of market entrants have introduced or developed products and services that are competitive with one or more components of the solutions we offer. We expect that additional companies will continue to enter this market, especially in response to recent government subsidies. In new and rapidly evolving industries, there is significant uncertainty and risk as to the demand for, and market acceptance of, recently introduced products and services. Because the markets for our products and services are new and evolving, we are not able to predict the size and growth rate of the markets with any certainty. We cannot assure you that markets for our products and services will develop or that, if they do, they will be strong and continue to grow at a sufficient pace. If markets fail to develop, develop more slowly than expected or become saturated with competitors, our business, financial condition and results of operations will be adversely affected.

Consolidation in the healthcare industry could adversely affect our business, financial condition and results of operations.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide products and services like ours will become more intense, and the importance of establishing relationships with key industry participants will become greater. These industry participants may try to use their market power to negotiate price reductions for our products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for our products. If we were forced to reduce our prices, our business would become less profitable unless we were able to achieve corresponding reductions in our expenses.

Our business strategy includes expansion into markets outside North America, which will require increased expenditures and if our international operations are not successfully implemented, such expansion may cause our operating results and reputation to suffer.

We intend on working to expand operations in markets outside North America. There is no assurance that these efforts will be successful. We have limited experience in marketing, selling, implementing and supporting our software abroad. Expansion of our international sales and operations will require a significant amount of attention from our management, establishment of service delivery and support capabilities to handle that business and commensurate financial resources, and will subject us to risks and challenges that we would not face if we conducted our business only in the United States. We may not generate sufficient revenues from international business to cover these expenses. The risks and challenges associated with operations outside the United States may include: the need to modify our software to satisfy local requirements and standards, including associated expenses and time delays; laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including healthcare, employment, tax, privacy, healthcare information technology, and data and intellectual property protection laws and regulations; laws regulating exports of technology products from the United States; fluctuations in foreign currency exchange rates; difficulties in setting up foreign operations, including recruiting staff and management; and longer accounts receivable payment cycles and other collection difficulties. One or more of these requirements and risks may preclude us from operating in some markets.

Foreign operations subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act, or FCPA, and comparable foreign laws and regulations that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. As we expand our international operations, there is some risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors, which could constitute a violation by Eclipsys of various laws including the FCPA, even though such parties are not always subject to our control. Safeguards we implement to discourage these practices may prove to be less than effective and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action law suits and enforcement actions from the SEC, Department of Justice and overseas regulators.

Foreign operations present certain additional risks, including:

•	the general economic and political conditions existing in those countries;

•	difficulties in staffing and managing our foreign offices, and the increased travel, infrastructure and legal and compliance costs associated with multiple international locations;

•	devaluations and fluctuations in currency exchange rates;

•	imposition of limitations on conversion of foreign currencies or remittance of dividends and other payments by foreign subsidiaries;

•	imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;

•	imposition or increase of investment and other restrictions by foreign governments;

•	longer payment cycles; and

•	greater difficulties in accounts receivable collection.

If a recession were to occur, it would likely materially and adversely affect our business.

Many economists are now predicting that the United States and, possibly, the global economy, may enter into a deeper recession as a result of the credit crisis and a variety of other factors. If a deeper recession were to occur, cable, satellite and telecommunications distributors would likely experience a decline in the number of subscriber households, and advertisers would likely decrease their advertising spending on television and other media channels. As a result, if a recession were to occur, it would likely have a material adverse effect upon our business, operating results and financial condition.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception April 29, 2008 through December 31, 2010 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

The Company licensed all right to CareNav on which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. This is accomplished through the proprietary technology, which identifies and measures the severity of high/low stratification of the sickness level based upon evidence-based clinical and medical rules and delivers best-of-breed tools to insurance companies, doctors, hospitals, and employers.

Among individuals with chronic health conditions, simple lifestyle choices can greatly affect responsiveness to clinical care plans. Likewise, given the importance of self-management techniques in such patients, the delivery (availability/provision) of targeted, accurate information can significantly enhance the quality of care. Since patients with chronic conditions must rely on self-management efforts, arming these patients with as much information as possible can greatly impact the quality of care. An integrative healthcare approach is clearly recognized necessity component for optimal health promotion, disease prevention, and new treatments. The Company intends to offer proprietary Internet-based, technology that improves the functionality and performance of state-of-the-art healthcare services. We intend to offer a mature, developed product line Software-as-a-Service (SaaS) which solves a number of immediate problems in the patient-centric market by significantly increasing patient compliance for physicians and hospitals without costly specialized hardware to doctors, hospitals, insurance companies, and employers.

We intend to move clinical data and personal health information, which tends to be unavailable to patients, and allows it to be accessible to patients. This data, along with the CareNav tools will offer patients a method to make effective health decisions and follow clinical care plans. Using our underlying software architecture of TopNet Topical Network, complicated healthcare data can be effectively organized. This system is anticipated to deliver relevant information quickly and efficiently.  It makes use of a multi-dimensional data warehouse architecture that can ingest data formats into a well organized data structure designed specifically to communicate to our technology assets. It makes use of the Health Insurance Portability and Accountability Act (HIPAA) compliant security.

On August 22, 2011, Accelerated Acquisitions IV (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Synergistic Holdings, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software (“CareNav”) that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. This is accomplished through the proprietary technology, which identifies and measures the severity of high/low stratification of the sickness level based upon evidence-based clinical and medical rules and delivers best-of-breed tools to insurance companies, doctors, hospitals, and employers.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to CareNav and any additions thereto—although the License includes the Company’s right to utilize such additions.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying development and commercialization expenses related to  CareNav.  In addition, the Company is required to fund certain specified expenses related to the deployment of CareNav as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the CareNav technology facilitated by any Licensed Products in their entirety or by giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.  The License Agreement attached as Exhibit 10.1.

The Company is an emerging growth company that has licensed technology to entry into a unique business of providing Software-as-a-Service (SaaS) that is intended to improve the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers. This relevant data is intended to serve as the backbone for self-management tools that will allow these same healthcare consumers to facilitate the self-management portion of their doctor-prescribed care plan and focus on the mostly costly disease states. The Company intends to solve a number of immediate problems in the patient-centric market by significantly increasing patient compliance for physicians and hospitals without costly specialized hardware for insurance companies, doctors, hospitals, and employers.

The Company will not be able to commercialize its technology without additional capital, if we do not raise additional funds of at least $6 million for the advancement of its technology over the next three years it will lose its rights to the technology. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary distribution to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $20,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. The Company therefore intends to raise an aggregate of $20 million in 2011 and 2012, the proceeds of which would be utilized as follows:

Management, Business Development and related expenses:

Management (1))	$2,479,177

Business Development (2)	$4,395,763

Infustructure and Software expenditures:

Infustructure	$3,479,922

Software	$2,200,200

Other expenditures:

Advertising and Public Relations	$879,056

Rent and other payables	$943,352

Finance closing cost, legal, accounting	$2,595,570

Increase in Working Capital	$3,026,960

Total Use of Proceeds	$20,000,000
_______________________

    (1)   Includes base compensation, benefits and expenses for director-level, and above, domestic and international employees over a two year time frame with the number of management team members (6) ramping up commensurate with the staff build-up. Of the total, 65% is for base compensation, 13% for benefits and taxes, and 22% for expenses.

    (2)   Compensation for an estimated domestic and international marketing staff ramping up to 16 full-time-equivalent (FTE) business development (marketing) employees over a two-year time frame.  Of the total, 80% is for base compensation (average salary, $60,000); with 20% for benefits and taxes. This also includes the marketing cost.

There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for the distribution of technology and achieve its Business Plan, it’s estimated the minimum amount of capital the company needs to raise over the next twelve months is $1 million to continue operations. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $20,000,000 estimated to be required

Going Concern

We were a shell company from April 29, 2008 until our entry into the health care industry business August 22, 2011.  We have incurred net losses of approximately $17,639 since inception through April 29, 2008.  At December 31, 2010 we had approximately $116 in cash and approximately $0 other assets and our total liabilities were approximately $13,755.  The report of our independent registered public accounting firm on our financial statements from inception through December 31, 2010 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended December 31, 2010

The Company was incorporated on April 29, 2008, and as such had no meaningful results of operations for the period ended December 31, 2010.

During the period from inception (April 29, 2008) through December 31, 2010, we had no revenues and recognized expenses of $17,639 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of December 31, 2010, the Company had cash on hand of $116 and had total current liabilities of $17,639.  Form the time of inception April 29, 2008 through December 31, 2010, we incurred expenses of approximately $17,639 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 1840 Gateway Drive, Suite 200, Foster City, CA 94404.  The Company’s telephone number is (650) 283-2653.  The Company’s fax number is (202) 478-0832.  The Company has no website at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 22, 2011, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

Synergistic Holdings, LLC	17,000,000	83%
20511 Abbey Drive Frankfort, Illinois 60423 (3)

Geoff and Nancy Thompson (4)	17,000,000	83%

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404 (5)	3,500,000	17%

Timothy Neher (6)	3,500,000	17%
___________

(1) This table is based upon 20,500,000 shares issued and outstanding as August 22, 2011.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Shares are owned directly by Synergistic Holdings, LLC. Geoff and Nancy Thompson are Managing Partners of Synergistic Holding, LLC and holds voting and dispositive power for these shares.

(4)  Geoff and Nancy Thompson are the founders and Managing Partners of Synergistic Holdings, LLC and holds voting and dispositive power for these shares.

(5) Shares are owned directly by Accelerated Venture Partners, LLC. Timothy Neher, is Managing Partner of Accelerated Venture Partners and holds voting and dispositive power for these shares.

(6) Timothy Neher is founder and Managing Partner of Accelerated Venture Partners, LLC and holds voting and dispositive power for these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Position

John Wallin	61	Chief Executive Officer, Chairman
Bill MacLaney	47	President of CareNav Solutions
Keith Heinicke	46	Vice President of Product and Development

John Wallin
Mr. Wallin is Chief Executive Officer, Chief Marketing Officer (CEO & CMO), President and a Director of the Company since June 13, 2011 and has been Chief Executive Officer, Chief Marketing Officer and Director of Synergistic Holdings, LLC. since 2009. Mr. Wallin has over 30 years of experience in the financial services industry. Prior to Synergistic Holdings, LLC, Mr. Wallin was President and Chief Marketing Officer at GWG Advantage in Minneapolis from 2007 to 2009. Previously, Mr. Wallin held positions of Executive Director of Medicare Advantage-PFFS at American Insurance Marketing Corporation from 2005 to 2007, Senior Sales Executive/ National Sales and Chief Marketing Officer at RNA-Rock Island from 2002 to 2005, Senior Vice President/Regional Financial Services Manager at Allstate Financial Services from 2000 to 2002, Senior Vice President, National Key Account Manager at Federated Investors from 1998 to 2000, Vice President BISYS Funds from 1995 to 1998, Senior Vice President of Marketing and National Accounts at Putnam Mutual Funds and Senior Vice President of Marketing and National Accounts at Kemper Financial Services from 1989 to 1992. Mr. Walling received his B.S. in 1976 and Masters in Education in 1982 from Chicago State University.

Bill MacLaney,
Mr. MacLaney is President of the Company’s CareNav Solutions Group since August 2011, prior to joining the Company he was President of CareNav Solutions a software development company from 2003 to 2011, he has a Master’s of Science in Clinical Psychology from Harold Able School of Psychology, 2006. He is completing his doctorate in Health Psychology, specializing in Healthcare Behaviors. He brings his past experience in building large-scale healthcare web portals to CareNav. He led the product development effort on a consumer-based healthcare portal that serviced over 2.5 million members for three different Blue Cross Blue Shield health plans from 1998 to 2002. In addition, he designed a successful self-managed diabetes care platform through CareNav's predecessor company, WHMdesign in 2003. He also served from 1996 to 1998 as vice president and part-owner of the venture capital-backed company, YAPA,  that specialized in aggregating third-party applications such as CareerBuilder.com and home-grown software into a seamless portal geared toward the 20-something market. He is a member of the New Jersey Psychological Association Special Interest Group on Health Psychology & Program Committee and board member of the NJ Psychological Association of Graduate Students. He serves as a board member on the New Jersey Psychological Foundation.

Keith Heinicke,
Mr. Heinicke, is Vice President of the Company’s CareNav Solutions Group since August 2011, prior to joining the Company he was President of CareNav Solutions a software development company from 2006 to 201, he served as lead developer of previous self-management and healthcare consumer websites. He successfully built and led a web-based software development company, FourSite Systems which focused on applications for the print industry from 2000 to 2005. Working in conjunction with a leading print company, he has worked with companies such as AT&T, Morgan Stanley, Berlex Laboratories and Showtime. He was also the owner/operator of a successful landscape and irrigation company, tripling the companies' revenue from 1987 to 1991. He is a graduate of the Chubb Institute, 1992, with 15 years of experience in every facet of application design, architecture and infrastructure.

Timothy J. Neher
Founder, President, Secretary, Treasurer and sole director of the Company from its founding in April 2008 through June 13, 2011 when Mr. Neher resigned his positions. Mr. Neher is the founding partner of Accelerated Venture Partners, LLC, a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company since 2009. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc., a private company since 2007 and Director of Internet Card Present, Inc., a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies:  Accelerated Acquisitions XIII, Inc., Accelerated Acquisitions XIV, Inc. and director of Virolab a public reporting company since May of 2010. Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and Chief Executive Officer of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC controlled by Timothy Neher for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. On June 16, 2011 the Company entered into a Consulting Services Agreement with Accelerated Venture Partners, LLC described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” section below. Mr. Neher had no prior relationship Synergistic Holdings, LLC.or any involvement in facilitating the License Agreement between the Company and Synergistic Holdings, LLC.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

 EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2008 through and 2011 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to four additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2010.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception April 29, 2008 through August 22, 2011:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

On June 16, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 2,250,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

Milestone 1 –	Company’s right of repurchase will lapse with respect to 80% of the shares upon securing $5 million in available cash from funding;

Milestone 2 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

Milestone 3 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $50,000 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2 and $400,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $50,000 per month. The total cash compensation to be received by the consultant is not to exceed $1,200,000 unless AAIV receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On August 22, 2011, Accelerated Acquisitions IV (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Synergistic Holdings, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for proprietary Internet-based, software (“CareNav”) that improves the functionality and performance of healthcare services by making clinical healthcare data available to healthcare consumers.

The Company acquired the CareNav technology rights from the Licensor, an intellectual property holding company based in Frankfort, Illinois controlled by Geoff and Nancy Thompson Mr. John Wallin is the President and Chief Executive Officer of the Licensor and has been President, Chief Executive Officer (CEO) and director of the Company since June 13, 2011. The Licensor owns 17,000,000 shares of the Company’s outstanding common stock, representing an 83% ownership interest in the Company. Licensor purchased its shares in the Company on June 13, 2011 as disclosed in a Form 8-K filed on June 17, 2011. There were no other agreements between the Company and Synergistic Holdings, LLC prior to the Share Purchase Agreement entered into on June 13, 2011.

The Licensor’s acquired the technology through its wholly-owned subsidiary CareNav Acquisitions, LLC on December 22, 2010 and had a verbal agreement with CareNav Solutions, Inc. to transfer 300,000 shares of the Company owned by the Licensor in the and a verbal agreement with Voidical, Inc to transfer 4,250,000 shares of the Company owned by Licensor as part of the technology Purchase Agreement. The Licensor, CareNav Solution, Inc. and Voidical , Inc. agreed that the shares would be transferred at the time the Company engages in a form S-1 registration statement to be filed with the SEC. In addition, the Licensor agreed to vote to appoint two of Voidicle’s qualified designees to Accelera Innovation’s Board of Directors at the time of share transfer. Furthermore, In order for the Licensor to retain its rights, the Licensor must receive revenues or fund a minimum of $6 million in qualified development and commercialization expenses before the third anniversary of the Purchase Agreement (at least $1 million of which must be before the first anniversary of the  Agreement and at least $4 million of which must be before the second anniversary of the Purchase Agreement and at least $1 million of which must be before the third anniversary of the Purchase Agreement).

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

 Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On June 13, 2011, Synergistic Holdings, LLC (“Purchaser”) agreed to acquire 17,000,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Synergistic Holdings, LLC owned 93.15% of the Company’s 18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.85% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and John Wallin was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

On June 16, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 2,250,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

Milestone 1 –	Company’s right of repurchase will lapse with respect to 80% of the shares upon securing $5 million in available cash from funding;

Milestone 2 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

Milestone 3 –	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $50,000 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2 and $400,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $50,000 per month. The total cash compensation to be received by the consultant is not to exceed $1,200,000 unless AAIV receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of August 22, 2011, there were 20,500,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	Diluting the voting power of the common stock;
●	Impairing the liquidation rights of the common stock; or
●	Delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception April 29, 2008 to period ended December 31, 2011 (audited by Paritz & Co., P.A. and Peter Messineo, CPA) are attached hereto as Exhibit 99.1.

(d) Exhibits

NUMBER	DESCRIPTION

10.1*	Licensing Agreement

99.1*	Financial Statements (Audited) for the period from inception April 2008 to period ended December 31, 2010

* Previously Filed 8-22-2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATED ACQUISITIONS IV, INC

By:	/s/ John Wallin
Name:	John Wallin
Title:	Chef Executive Officer

Dated: April 13, 2011

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1*	Licensing Agreement

99.1*	Financial Statements (Audited) for the period from inception April 2008 to period ended December 31, 2010

* Previously Filed 8-22-2011